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                                                                       EXHIBIT 5


                 OPINION OF BAKER, DONELSON, BEARMAN & CALDWELL

                                September 6, 2000

King Pharmaceuticals, Inc.
501 Fifth Street
Bristol, Tennessee 37620

RE: 1998 Non-Employee Director Stock Option Plan

Gentlemen:

         We have acted as securities counsel for King Pharmaceuticals, Inc., a Tennessee corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended, relating to the Company's 1998 Non-Employee Director Stock Option Plan (the "Plan"). This opinion is being furnished in response to Item 601 of Regulation S-K and the instructions to Form S-8.

         We are familiar with the proceedings to date with respect to the proposed offering and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for purposes of this opinion.

         On the basis of the foregoing, we are of the opinion that:

         1. The Company is a corporation duly organized and existing under the laws of the State of Tennessee.

         2. The Plan has been duly and validly authorized and adopted, and the Plan confers legal interests upon participants in the Plan to the extent and upon the terms and conditions described therein.

         The foregoing opinion is limited to the federal laws of the United States and the laws of the State of Tennessee, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         In rendering the foregoing opinion, we have relied to the extent we deem such reliance appropriate as to certain matters on statements, representations and other information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.


                                    Very truly yours,

                                    BAKER, DONELSON, BEARMAN &
                                    CALDWELL, a Professional Corporation



                                    By:  Linda M. Crouch